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                                                                      EXHIBIT 17

                                                                  CONFORMED COPY

                             DEED OF RESTRICTIVE COVENANT

                             (1)    Benjamin Blackden

                             (2)    Professional Staff plc

                             Dated: 29th March 2001

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                                                                  CONFORMED COPY

                                    CONTENTS

1. Definitions and interpretation............................................. 1
2. Covenants.................................................................. 3
3. Governing law and jurisdiction............................................. 6

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This Deed is made the 29th day of March 2001

BETWEEN:

(1) Benjamin Blackden of Cranford, Layters Way, Gerrards Cross, Bucks SL9 7 QZ ("Mr Blackden ");

(2) Professional Staff plc whose registered office is at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire SL3 6EZ ("the Company");

BACKGROUND:

(A) Mr Blackden is appointed as the Company's non -executive Chairman with effect from 1 April 2002 by letter dated 29th March 2001 ("the Appointment").

(B) As consideration for the Company offering to make the Appointment Mr Blackden has agreed to enter into this Deed.

It is agreed as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Deed, unless the context otherwise requires, the following words have the following meanings:

        "the Businesses"            the  businesses  as  carried  on  by  every
                                    Group Company or which any Group Company shall have determined to carry on with a view to profit in the foreseeable future and with which Mr Blackden is materially concerned during the course of the Appointment

        "Confidential               any trade  secrets or other  information
         Information"               which is confidential,  commercially
                                    sensitive and is not in the public domain relating or belonging to any Group Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation,

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                                    production or supply of any past, present or
                                    future product or service of any Group
                                    Company, lists or details of clients,
                                    potential clients or suppliers or the
                                    arrangements made with any client or
                                    supplier and any information in respect of which any Group Company owes an obligation of confidentiality to any third party;

        "Customer"                  any person:

                                    with whom or which Mr Blackden has dealt or of whom or of which he has knowledge by virtue of his Appointment in the 6 months preceding the Termination Date; and

                                    either:

                                    who or which shall at the Termination Date be negotiating with any Group Company for the provision of any Restricted Services; or

                                    to whom or which any Group Company shall at any time during the period of 6 months prior to the Termination Date have supplied Restricted Services;

        "this Deed""                this Deed  (including  any schedule or
                                    annexure to it and any document in agreed
                                    form);

        "Group Company"             the Company, its subsidiary or subsidiary
                                    undertakings, any holding company or parent undertaking and any subsidiary or subsidiary undertaking of any holding company or parent undertaking and "Group Company" means any of them;

        "Material Interest"         (a)  the holding of any position (whether
                                         employed or engaged) or provision of
                                         services as director, officer,
                                         employee, consultant, adviser, partner,
                                         principal, agent or volunteer;

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                                    (b)  the direct or indirect control or
                                         ownership (whether jointly or alone) of
                                         any shares (or any voting rights
                                         attached to them) or debentures save
                                         for the ownership for investment
                                         purposes only of not more than 5 per
                                         cent of the issued ordinary shares of
                                         any company whose shares are listed on
                                         any Recognised Investment Exchange; or

                                    (c)  the direct or indirect provision of any
                                         financial assistance;

        "Restricted Services"       services of a kind which have been
                                    provided by any Group Company in the
                                    ordinary course of the Businesses at any time during the 6 months preceding the Termination Date and with which provision Mr
                                    Blackden was materially concerned; and

        "Termination Date"          the date on which the Appointment terminates

1.2     In this Deed, unless the context otherwise requires:

        (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

        (b)     a reference to:

                (i) a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

                (ii) clauses and schedules are to clauses and schedules of this Deed and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

        (c) the headings are for convenience only and shall not affect the interpretation of this Deed.

2.      COVENANTS

        In consideration of the appointment Mr Blackden undertakes and covenants to the Company as follows:

2.1     During the Appointment, Mr Blackden shall not:

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        (a)     directly or indirectly disclose to any person or use other than for any legitimate purposes of any Group Company any Confidential Information;

        (b) without the Board's prior written permission hold any Material Interest in any person which:

                (i) is or shall be wholly or partly in competition with any of the Businesses;

                (ii) impairs or might reasonably be thought by the Company to impair Mr Blackden's ability to act at all times in the best interests of any Group Company; or

                (iii) requires or might reasonably be thought by the Company to require Mr Blackden to disclose or make use of any Confidential Information in order properly to discharge Mr Blackden's duties to or to further Mr Blackden's interest in that person;

        (c) at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses;

        (d) at any time make any untrue or misleading statement in relation to any Group Company;

        (e) directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by Mr Blackden) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any company rules or guidelines from time to time and if Mr Blackden or any person in which Mr Blackden holds any Material Interest shall obtain any such discount, rebate, commission or inducement, Mr Blackden shall immediately account to the Company for the amount so received.

2.2 Mr Blackden shall, at any time during the Appointment or following its termination at the request of any Group Company return to the relevant Group Company or, at the relevant Group Company's request, shall destroy:

        (a) any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) relating to any Group Company's business created by, in the possession of or under the control of Mr Blackden; and

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        (b)     any other property of any Group Company in his possession or under his control.

        (c) Mr Blackden shall not make or keep or permit any person to make or keep on his behalf any copies or extracts of the items referred to in paragraph (b) in any medium or form.

2.3 Mr Blackden shall not directly or indirectly for the period of 6 months after the Termination Date be engaged on his own account or in the capacity of employee, officer, consultant, adviser, partner, principal or agent in any business or venture which:

        (a) is or shall be in competition with any of the Businesses with which Mr Blackden has been concerned or involved to any material extent during the 12 months preceding the Termination Date, or in relation to which Mr Blackden at the Termination Date possesses confidential information; or

        (b) requires or might reasonably be thought by the Company to require Mr Blackden to disclose or make use of any Confidential Information in order properly to discharge Mr Blackden's duties to or to further Mr Blackden's interest in that person.

2.4 Mr Blackden shall not directly or indirectly, whether on his own behalf or on behalf of another person

        (a) for the period of 6 months after the Termination Date accept orders for any Restricted Services from any Customer; or

        (b)     for the period of 6 months after the Termination Date:

                (i) seek, canvass or solicit any business, orders or custom for any Restricted Services from any Customer;

                (ii) solicit or entice away or seek to entice away from any Group Company any person who is and was at the Termination Date or during the period of 12 months preceding the Termination Date, employed or engaged by the relevant Group Company in any of the Businesses in a senior managerial, technical, supervisory, sales or marketing capacity and was a person with whom Mr Blackden dealt in the course of his duties to a Group Company

        (c)     at any time after the Termination Date:

                (i) induce or seek to induce by any means involving the disclosure or use of Confidential Information any Customer to cease dealing with any Group Company or to restrict or vary the terms upon which it deals with the relevant Group Company;

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                (ii)    be held out or represented by Mr Blackden or any other
                        person, as being in any way connected with or interested in any Group Company; or

                (iii) disclose to any person, or make use of any Confidential Information.

2.5 Each undertaking contained in sub-clauses 2.1 to 2.4 shall be construed as a separate and independent undertaking.

3.      GOVERNING LAW AND JURISDICTION

3.1 This Deed shall be governed by and construed in accordance with English law.

3.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

This Deed has been executed on the date appearing at the head of page 1.

Executed as a Deed                  )
but not delivered until the date    )
appearing at the head of page 1) by )
Professional Staff plc              )
acting by                           ) Andrew Dixey

                                      Director

                                    ) Adele Thorpe

                                      Director/Secretary


Executed as a Deed by               ) Benjamin Blackden
Benjamin Blackden                   )
in the presence of:                 ) Adele Thorpe

Signature of witness:

Name:                                 Adele Thorpe

Address:                              Wilton Cottage, Puers Lane, Jordans,
                                      Bucks, HP9 2TE

Occupation:                           Company Secretary

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                             SERVICE AGREEMENT

                             (1)    Professional Staff plc

                             (2)    Benjamin Blackden


                             Dated: 29th March 2001

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                                    CONTENTS

1. Definitions and interpretation............................................  1
2. Appointment...............................................................  3
3. Term......................................................................  4
4. Duties of the Consultant Director.........................................  4
5. Hours of work.............................................................  4
6. Principal place of work...................................................  4
7. Salary....................................................................  5
8. Expenses..................................................................  5
8. Benefits..................................................................  5
9. Holidays..................................................................  6
10. Sickness or injury.......................................................  7
11. Termination of and suspension from Employment............................  8
12. Obligations during Employment............................................ 10
13. Change of Control........................................................ 13
14. Obligations after Employment............................................. 15
15. Disciplinary and Grievance procedure..................................... 16
16. Collective Agreements.................................................... 16
17. Deductions............................................................... 16
18. General.................................................................. 17
19. Notices.................................................................. 17
20. Governing law and jurisdiction........................................... 17

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This Agreement is made the 29th day of March 2001

BETWEEN:

(1) Professional Staff Group plc whose registered office is at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ ("the Company"); and

(2) Benjamin Blackden ("the Consultant Director ") of Cranford, Layters Way, Gerrards Cross, Bucks, SL9 7 QZ.

It is agreed as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

        "Agreement"                 this Agreement (including any schedule or
                                    annexure to it and any document referred to in it or in agreed form);

        "Board" the board of directors of Professional Staff Plc from time to time and includes any committee of the Board duly appointed by it; The provision of recruitment services to

        "Businesses"                specialised industries or other commercial
                                    activity which is carried on by any Group
                                    Company, or which any Group Company shall have determined to carry on with a view to profit in the immediate or foreseeable future and with which the Consultant
                                    Director is materially concerned during the course of his appointment;

        "Chief Executive"           the  Chief  Executive  of  Professional
                                    Staff plc from time to time who currently is Andrew Dixey;

        "Company Invention"         any improvement, invention or discovery
                                    made by the Consultant Director which in accordance with Section 39, Patents Act 1977 is the property of the Company;

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        "Confidential               any trade  secrets or other  information
         Information"               which is confidential, commercially
                                    sensitive and is not in the public domain relating or belonging to any Group Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of any Group
                                    Company, lists or details of clients,
                                    potential clients or suppliers or the
                                    arrangements made with any client or
                                    supplier and any information in respect of which any Group Company owes an obligation of confidentiality to any third party;

        "Customer"                  any person:

                                    (a)  with whom or which the Consultant
                                         Director has dealt or of whom or of
                                         which he has knowledge by virtue of his
                                         Duties in the 6 months preceding the
                                         Termination Date; and

                                    (b)  either:

                                         (i)   who or which shall at the
                                               Termination Date be negotiating
                                               with any Group Company for the
                                               provision of any Restricted
                                               Services; or

                                         (ii)  to whom or which any Group
                                               Company shall at any time during
                                               the period of 6 months prior to
                                               the Termination Date have
                                               supplied Restricted Services;

        "Duties" the duties of the Consultant Director as set out in clause 4;

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        "Employment"                the Consultant Director's employment under
                                    this Agreement;

        "Group Companies"           The  Company,   its   subsidiaries  or
                                    subsidiary undertakings, any holding company or parent undertaking and any subsidiary or subsidiary undertaking of any holding company or parent undertaking and "Group
                                    Company" means any of them;

        "Material Interest"         (a)  the holding of any position (whether
                                         employed or engaged) or provision of
                                         services as director, officer,
                                         employee, consultant, adviser, partner,
                                         principal, agent or volunteer;

                                    (b)  the direct or indirect control or
                                         ownership (whether jointly or alone) of
                                         any shares (or any voting rights
                                         attached to them) or debentures save
                                         for the ownership for investment
                                         purposes only of not more than 5 per
                                         cent of the issued ordinary shares of
                                         any company whose shares are listed on
                                         any Recognised Investment Exchange; or

                                    (c)  the direct or indirect provision of any
                                         financial assistance;

        "Recognised Investment      as defined in Section 207 Financial Services
         Exchange"                  Act  1986 and Nasdaq or any similar or
                                    comparable exchange;

        "Restricted Services"       services of a kind which have been provided
                                    by any Group Company in the ordinary course of the Businesses at any time during the 6 months preceding the Termination Date and with which provision the Consultant Director was materially concerned;

        "Termination Date"          the date on which the Employment terminates.

2.      APPOINTMENT

        The Company appoints the Consultant Director as Consultant Director of the Company on the terms set out in this Agreement.

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3.      TERM

3.1 The Employment commences on 1 April 2001 and, unless terminated in accordance with clause 12, shall continue until 31 March 2002 on which date this Agreement shall terminate.

3.2 The Consultant Director's previous employment with the Company shall be treated as part of the Consultant Director's continuous period of employment, which accordingly began on 1 April 1990.

4.      DUTIES OF THE CONSULTANT DIRECTOR

4.1 The Consultant Director shall not have an executive role or authority but shall carry out such specific duties tasks and responsibilities as may be assigned to or vested in him by the Chief Executive or by the Board from time to time (whether or not commensurate with his position) and exercise the powers consistent with such duties.

4.2     The Consultant Director shall at all times during the Employment:

        (a)     perform the Duties faithfully and diligently;

        (b) obey all lawful and reasonable directions of the Chief Executive or the Board, observe such restrictions or limitations as may from time to time be imposed by the Chief Executive or the Board upon the Consultant Director's performance of the Duties and implement and abide by any relevant Company policy which may be promulgated or operated in practice from time to time;

        (c) use best endeavours to promote the interests of the Company and any Group Company and shall not do or willingly permit to be done anything which is harmful to those interests; and

        (d) keep the Chief Executive and the Board fully informed (in writing if so requested) of the Consultant Director's conduct of the business or affairs of the Company and provide such explanations as the Chief Executive or the Board may require.

5.      HOURS OF WORK

5.1 The Consultant Director shall work one day a week at such times as are agreed with the Chief Executive.

6.      PRINCIPAL PLACE OF WORK

6.1 The Consultant Director's principal place of work shall be at the Company's offices at Buckland House, Waterside Drive, Langley Business Park, Slough, SL3 6EZ. The Company reserves the right to change the Consultant Director's principal place of work to any other location within the United Kingdom on giving reasonable prior notice to

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        the Consultant Director.

6.2 The Consultant Director shall travel to and work on a temporary basis from such locations within the UK and abroad as the Chief Executive or the Board may reasonably require for the performance of his Duties.

6.3 There is no current requirement, as at the date of this agreement, for the Consultant Director to work outside the United Kingdom for any consecutive period of one month or more.

7.      SALARY

7.1 The Company shall pay to the Consultant Director a salary of (pound)50,000 per annum which shall accrue from day to day, and be payable by equal monthly instalments in arrears, on or about the 27th day of each month.

8.      EXPENSES

        The Company shall reimburse to the Consultant Director all expenses reasonably and properly incurred by the Consultant Director in the performance of the Duties (including business mileage for the motor car referred to in clause 9.1). Each expense should be itemised at the end of each month on the form provided, and receipts or other evidence of expenditure should be attached.

9.      BENEFITS

9.1     Motor car

        (a) The Company shall provide the Consultant Director with a car of a type appropriate (in the opinion of the Board) to the Consultant Director's position in the Company for the use of the Consultant Director in the performance of the Duties and for the Consultant Director's personal use.

        (b) The Company shall bear all taxing, insuring, maintaining, repairing and running costs of the car attributable to the Consultant Director's personal use of the car and any additional costs incurred by the Consultant Director to use the car outside the United Kingdom for his personal use. Business mileage should be claimed through the Expenses procedure.

        (c) The Consultant Director shall at all times maintain the car in a good and roadworthy condition, ensure that the conditions of any policy of insurance relating to it are observed and comply with all regulations laid down by the Company or Board from time to time with respect to company cars.

        (d) The Consultant Director shall return the car, its keys, registration papers, car alarms, car alarm codes, accessories and any Company credit or cheque card provided exclusively for the purchase of fuel to the Company at any time during the Employment on demand

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                and in any event immediately upon the Termination Date.

9.2     Mobile telephone

        The Company shall provide a mobile telephone for the Consultant Director's use in the performance of the Duties.

9.3     Pension

        (a) The Company shall contribute a sum equivalent to 10% of the Consultant Director's salary to a pension plan of the Consultant Director's choice, subject to the Consultant Director also contributing 5% of his salary.

        (b) No contracting-out certificate pursuant to the Pension Schemes Act 1993 is in force in respect of the Employment.

9.4     Insurance benefits

        Subject to sub-clause 12.4(a), the Consultant Director shall be eligible to participate in such of the following insurance schemes as the Company may operate from time to time, subject always to the rules of the relevant scheme:

        (a) private medical expenses insurance scheme providing cover for the Consultant Director, the Consultant Director's spouse and dependent children:

        (b) death in service insurance scheme providing life insurance cover equivalent to 4 times the Consultant Director's salary.

        Details of the Company's current insurance schemes are available from the Company Secretary. The Company shall pay all premiums in respect of the schemes and the Board may, in its absolute discretion, withdraw such schemes or vary their terms and details from time to time.

10.     HOLIDAYS

10.1    The Company's holiday year runs from 1 January to 31 December.

10.2 In addition to public or statutory holidays, the Consultant Director is entitled to 5 days working days' paid holiday in each holiday year, to be taken at such time or times as are agreed with the Chief Executive.

10.3 The Consultant Director may not, without the consent of the Chief Executive carry forward any unused part of the holiday entitlement to a subsequent holiday year. Except on termination of Employment, no payment will be made in lieu of any unused holiday entitlement.

10.4    For the holiday year during which the Employment commences or

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        terminates, the Consultant Director's entitlement to holiday accrues on a pro rata basis for each complete month of the Employment during that holiday year.

10.5 On termination of the Employment the Consultant Director shall be entitled to pay in lieu of any outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for calculating the payment and repayment shall be 1/260th of the Consultant Director's annual basic salary (excluding bonus) for each day.

11.     SICKNESS OR INJURY

11.1 If unable to perform the Duties due to sickness or injury the Consultant Director shall report this fact as soon as possible on the first working day of incapacity to the Chief Executive or to another member of the Board, and provide, so far as practicable, an expected date of return to work.

11.2 To be eligible for sick pay under clause 11.3, the Consultant Director must supply the Company with such certification of sickness or injury as the Company may require.

11.3 If, during the Employment, the Consultant Director shall be absent due to sickness or injury duly certified in accordance with the Company's requirements the Consultant Director may be paid full basic salary for up to 12 weeks' absence in any period of 12 consecutive months and after that, subject to sub-clause 11.4, such remuneration, if any, as the Board shall determine from time to time.

11.4 Any remuneration paid under sub-clause 11.3 shall be inclusive of any Statutory Sick Pay to which the Consultant Director is entitled or other benefits recoverable by the Consultant Director (whether or not recovered) which may be deducted from it.

11.5 Any outstanding or prospective entitlement to company sick pay in accordance with clause 11.3, or medical insurance benefits shall not prevent the Company from exercising its right to terminate the Employment in accordance with clause 12.4 nor shall the Company be liable to compensate the Consultant Director in respect of any such pay or benefit.

11.6 At any time during the Employment, the Consultant Director shall, at the request and expense of the Company:

        (a) consent to an examination by a doctor to be selected by the Company; and

        (b) authorise this doctor to disclose to and discuss with the Company's medical adviser, or other nominated officer of the Company, the results of or any matter arising out of this examination.

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12.     TERMINATION OF AND SUSPENSION FROM EMPLOYMENT

12.1    Immediate dismissal

        The Company may by written notice terminate the Employment without notice or pay in lieu of notice if the Consultant Director:

        (a) commits a material breach of the terms and conditions of this agreement or repeats or continues (after a written warning) any other breach of such terms and conditions, including any failure to carry out the Duties efficiently, diligently or competently;

        (b) commits any act of gross misconduct or is guilty of any conduct which may in the reasonable opinion of the Board, bring any Group Company into disrepute or is calculated or likely prejudicially to affect the interests of any Group Company, whether or not the conduct occurs during or in the context of the Employment;

        (c) is convicted of any criminal offence punishable with imprisonment (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);

        (d) commits any act of dishonesty relating to any Group Company, any of its employees or otherwise;

        (e) becomes prohibited by law from being a director, is removed from office pursuant to the Company's articles of association, or, except at the request of the Company or pursuant to clause 12.5, resigns as a director;

        (f) becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983 so that in the opinion of the Board he is unable to perform the Duties; or

        (g) becomes bankrupt or makes any arrangement or composition with his creditors generally.

12.2    Suspension

        In order to investigate a complaint against the Consultant Director of misconduct the Board may suspend the Consultant Director on full pay for so long as may be necessary to carry out a proper investigation and hold any appropriate disciplinary hearing.

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12.3    Pay in lieu

        On serving notice for any reason to terminate the Employment or at any time during the currency of the notice the Board may elect (but shall not be obliged) to terminate the Employment with immediate effect by notifying the Consultant Director in writing that the Employment is being terminated pursuant to this clause and undertaking, to pay to the Consultant Director a sum equivalent to the Consultant Director's salary for the unexpired portion of the Consultant Director's contractual notice entitlement. The Company will pay the salary due and payable under this sub-clause (subject to deduction of tax and national insurance contributions at source) within 14 days after serving notice of immediate termination under this clause

12.4    Garden leave

        (a) After notice to terminate the Employment has been given by the Consultant Director or the Company, the Board may for all or part of the duration of the notice period in its absolute discretion:

                (i) require the Consultant Director to perform only such duties (including without limitation research projects) as it may allocate to the Consultant Director;

                (ii) require the Consultant Director not to perform any of the Duties;

                (iii) require the Consultant Director not to have any contact with clients of any Group Company;

                (iv) require the Consultant Director not to have any contact with such employees or suppliers of any Group Company as the Board shall determine;

                (v) require the Consultant Director to disclose any attempted contact with him made by any client, employee or supplier with whom the Consultant Director has been required to have no contact pursuant to this clause;

                (vi) require the Consultant Director to take any accrued holiday entitlement or prohibit the Consultant Director from taking any accrued holiday entitlement except with the prior written approval of the Chief Executive; and

                (vii) exclude the Consultant Director from any Group Company premises and/or require the Consultant Director not to visit the premises of the suppliers or customers of any Group Company provided always that throughout the period of any such action and subject to the other provisions of this Agreement the Consultant

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                Director's salary and contractual benefits shall not cease to accrue or be paid.

        (b) The Consultant Director acknowledges that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Consultant Director have any claim against any Group Company in respect of any such action and the Consultant Director agrees to remain bound by the implied duty of fidelity and good faith.

        (c) During any such period of garden leave the Consultant Director shall remain readily contactable and available to work for the Company. Should the Consultant Director fail to be available for work at any time having been requested by the Company to do so, the Consultant Director's right to salary and contractual benefits in respect of such period of non-availability shall be forfeit notwithstanding any other provision of this Agreement.

12.5    Effect of termination

        On the Termination Date or (if earlier) at any time after notice is given by the Company or the Consultant Director to terminate the Employment, the Consultant Director shall, at the request of the
        Company:

        (a) resign (without prejudice to any claims which he may have against the Company arising out of the Employment or its termination) from his office of Consultant Director. and

        (b) transfer without payment to the Company or as the Company may direct any shares held by him for the purposes only of fulfilling any requirement in the Company's articles of association that a director holds shares in the Company and any shares in any Group Company held by him on trust for any Group Company and if he should fail to do so within 7 days the Company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s).

13.     OBLIGATIONS DURING EMPLOYMENT

13.1    Inventions

        (a) The Consultant Director shall promptly disclose to the Company full details including, without limitation, any and all computer programs, photographs, plans, records, drawings and models, of any know-how, technique, process, improvement, invention or discovery (whether patentable or not) which the Consultant Director (whether alone or with any other person) makes, conceives, creates, develops, writes, devises or acquires at any time during the Employment and which relates or which could relate, directly or indirectly, to the Businesses.

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        (b)     If the know-how, technique, process, improvement, invention or discovery is a Company Invention, the Consultant Director shall (to the extent that it does not automatically vest in the Group Company by operation of law) hold it in trust for the Group Company and, at the request and expense of the Group Company, do all things necessary or desirable (including entering into any agreement that the Group Company reasonably requires) to enable the Group Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

        (c) If the know-how, technique, process, improvement, invention or discovery is not a Company Invention, the Group Company shall treat all information disclosed to it by the Consultant Director as confidential property of the Consultant Director.

        (d) The patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

13.2    Copyright etc

        (a) The Consultant Director shall promptly disclose to the Group Company all works including, without limitation, all copyright works or designs originated, conceived, developed, written or made by the Consultant Director alone or with others during the Employment which relate, or could relate, to the Businesses and shall (to the extent that they do not automatically vest in the Group Company by operation of law) hold them in trust for the Group Company until such rights have been fully and absolutely vested in the Group Company.

        (b) The Consultant Director assigns to the Company by way of future assignment (to the extent not already vested in the Group Company by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written, developed or made by the Consultant Director alone or with others during the Employment which relate, or could relate, to the Businesses.

        (c) The Consultant Director irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on the Consultant Director by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any work the rights in which are vested in the Group Company whether by sub-clause (b) or otherwise.

        (d) The Consultant Director shall, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires to vest the rights referred to in this clause in the Company) to substantiate

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                the rights of the Company under sub-clauses (b) and (c).

13.3    Power of attorney

        The Consultant Director irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of sub-clause 13.1(b) and 13.2(b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls within the authority conferred by this paragraph shall be conclusive evidence that such is the case so far as any third party is concerned.

13.4    Share dealings etc

        The Consultant Director shall comply, where relevant, with every rule of law, every requirement of the London Stock Exchange Plc, Nasdaq, and the United States Securities and Exchange Commission and every regulation of the Company from time to time in force relating to dealings in shares, debentures or other securities of any Group Company and, in relation to overseas dealings, the Consultant Director shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

13.5 The Consultant Director shall not (and shall procure so far as he is able that his spouse and children shall not) deal or become or cease to be interested (within the meaning of Part I, Schedule 13, Companies Act
        1985) in any securities of the Company without complying with any Company rules or guidelines from time to time relating to securities transactions by directors.

13.6    Conflict of interest

        (a)     During the Employment, the Consultant Director shall not:

                (i) directly or indirectly disclose to any person or use other than for any legitimate purposes of any Group Company any Confidential Information;

                (ii) without the Board's prior written permission hold any Material Interest in any person which:

                        (A) is or shall be wholly or partly in competition with any of the Businesses;

                        (B) impairs or might reasonably be thought by the Company to impair the Consultant Director's ability to act at all times in the best interests of any Group Company; or

                        (C)     requires or might reasonably be thought by the

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                                Company to require the Consultant Director to
                                disclose or make use of any Confidential
                                Information in order properly to discharge the Consultant Director's duties to or to further the Consultant Director's interest in that person;

                (iii) at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses;

                (iv) at any time make any untrue or misleading statement in relation to any Group Company;

                (v) directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by the Consultant Director) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any company rules or guidelines from time to time and if the Consultant Director or any person in which the Consultant Director holds any Material Interest shall obtain any such discount, rebate, commission or inducement, the Consultant Director shall immediately account to the Company for the amount so received.

        (b) The Consultant Director shall, at any time during the Employment or following its termination at the request of any Group Company return to the relevant Group Company or, at the relevant Group Company's request, shall destroy:

                (i) any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) relating to any Group Company's business created by, in the possession of or under the control of the Consultant Director; and

                (ii) any other property of any Group Company in his possession or under his control.

        (c) The Consultant Director shall not make or keep or permit any person to make or keep on his behalf any copies or extracts of the items referred to in sub-clause (b) (i) in any medium or form.

14.     CHANGE OF CONTROL

14.1 A person has "Control" of a company if he holds, directly or indirectly, shares which, together with shares held by any persons acting in concert with him, carry 50% or more of the voting rights of

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        that company and "Change in Control" shall be construed accordingly. In the event of a hostile take-over offer being made to acquire all the shares with voting rights in the Company within 12 months of the date of this Agreement, then a Change of Control shall be deemed to have taken place on the announcement by or on behalf of the hostile offeror (who must also be a hostile offeror on the date of such announcement) that such offer is or has become unconditional in all respects. This clause 14 will not apply in the event of a Change of Control which is recommended to shareholders by a majority of the Board.

14.2 If, at any time during the period of 6 months following a hostile offer becoming unconditional in all respects ("the Operative Period"), the Consultant Director is either dismissed by the Company or the Consultant Director serves notice in writing on the Company of his election to treat the Change of Control as a breach of this Agreement before the expiry of the Operative Period ("Special Notice"), then the Company shall pay to the Consultant Director on the date on which either the Consultant Director is served with notice of dismissal by the Company or the Consultant Director serves a Special Notice, by way of liquidated damages a sum equal to 2 years' salary ("the Severance Payment"). The Severance Payment shall be the only payment which the Company shall make to the Consultant Director as compensation for the termination of his employment. If a Special Notice is not served by the Consultant Director within the Operative Period, the Consultant Director shall be deemed to have waived any breach of this Agreement pursuant to this clause 14 and shall have no right or entitlement to the Severance Payment.

14.3 The payments to be made to the Consultant Director pursuant to this clause 14 shall be subject to such deductions as the Company is obliged to make by law. In the event of the Consultant Director becoming entitled to receive the Severance Payment as provided for in this clause 14 the Consultant Director hereby agrees that he shall not be entitled to any further or additional compensation of any kind and, in the event of payment being made to the Consultant Director under this clause 14, waives, releases and discharges any and all such rights and claims which the Consultant Director may have against any Group Company under this Agreement or arising as a consequence of its termination.

14.4 In the event of payment being made to the Consultant Director under this clause 14, the Consultant Director shall resign forthwith from his office as Consultant Director and at the request of the Company enter into a written compromise agreement with the Company which meets the requirements of section 203 of the Employment Rights Act 1996 (as modified or re-enacted) and which compromises in full and final settlement on the basis of the Severance Payment made under this clause 14 all or any statutory or contractual claims which the

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        Consultant Director has or may have against the Company or any Group
        Company arising from this Agreement save for any claims in respect of the Consultant Director's accrued pension rights and any claim for personal injury.

14.5 A Special Notice shall be of no effect if served at a time when the Consultant Director has committed or is under investigation for acts or omissions which would entitle the Company to dismiss the Consultant Director instantly pursuant to sub- clause 12.1.

15.     OBLIGATIONS AFTER EMPLOYMENT

        In consideration of the Consultant Director's continued Employment under this Agreement:

15.1 The Consultant Director shall not directly or indirectly for the period of 6 months after the Termination Date be engaged on his own account or in the capacity of employee, officer, consultant, adviser, partner, principal or agent in any business or venture which:

        (a) is or shall be in competition with any of the Businesses with which the Consultant Director has been concerned or involved to any material extent during the 12 months preceding the Termination Date; or in relation to which the Consultant Director at the Termination Date possesses confidential information; or

        (b) requires or might reasonably be thought by the Company to require the Consultant Director to disclose or make use of any Confidential Information in order properly to discharge the Executive's duties to or to further the Consultant Director's interest in that person.

15.2 The Consultant Director shall not directly or indirectly, whether on the Consultant Director's own behalf or on behalf of another person:

        (a) for the period of 6 months after the Termination Date accept orders for any Restricted Services from any Customer; or

        (b)     for the period of 6 months after the Termination Date:

                (i) seek, canvass or solicit any business, orders or custom for any Restricted Services from any Customer;

                (ii) solicit or entice away or seek to entice away from any Group Company any person who is and was at the Termination Date or during the period of 12 months preceding the Termination Date, employed or engaged by the relevant Group Company in any of the Businesses in a senior managerial, technical, supervisory, sales or marketing capacity and was a person with whom the Consultant Director dealt in the course of the Duties

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        (c)     at any time after the Termination Date:

                (i) induce or seek to induce by any means involving the disclosure or use of Confidential Information any Customer to cease dealing with any Group Company or to restrict or vary the terms upon which it deals with the relevant Group Company;

                (ii) be held out or represented by the Consultant Director or any other person, as being in any way connected with or interested in any Group Company; or

                (iii) disclose to any person, or make use of any Confidential Information.

15.3    Undertakings

        The Consultant Director has given the undertakings contained in this clause 14 to the Company as trustee for itself and for each Group Company in the business of which the Consultant Director shall be involved or concerned to a material extent during the Employment. The Consultant Director will at the request and cost of the Company enter into direct undertakings with any such Group Company which correspond to the undertakings in clause 15.

16.     DISCIPLINARY AND GRIEVANCE PROCEDURE

16.1 There are no specific disciplinary rules or procedures applicable to the Consultant Director. Any matters concerning the Consultant Director's unsatisfactory conduct or performance will be dealt with by the Chief Executive. An appeal against any disciplinary procedure should be made by the Consultant Director in writing to the Board, whose decision will be final.

16.2 If the Consultant Director has any grievance relating to his Employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chief Executive and if the grievance is not resolved by discussion with him it will be referred for resolution to the Board, whose decision shall be final.

17.     COLLECTIVE AGREEMENTS

        There are no collective agreements which affect the terms and conditions of the Consultant Director's employment.

18.     DEDUCTIONS

        The Consultant Director consents to the deduction at any time from any salary or other sum due from the Company to the Consultant Director including any payment on termination of employment, of any sum owed by the Consultant Director to the Company.

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19.     GENERAL

19.1 This Agreement sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understandings or arrangements (oral or written) in respect of the employment or engagement of the Consultant Director by the Company. No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

19.2 No term in this Agreement is enforceable pursuant to the contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

19.3 The Consultant Director consents to the holding and processing by the Company (or any Group Company) of personal data (including, where appropriate, sensitive personal data) relating to the Consultant Director for the purposes of personnel and pensions administration, employee management or compliance with any laws or regulations applicable to any Group Company.

20.     NOTICES

        Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be hand delivered, or sent by prepaid first class post or facsimile, with a confirmatory copy sent by prepaid first class post to, in the case of the Consultant Director, the Consultant Director's last known residential address or, in the case of the Company, the Company Secretary at the Company's registered office.

21.     GOVERNING LAW AND JURISDICTION

        This Agreement shall be governed by and construed in accordance with English law.

This Agreement has been signed on the date appearing at the head of page 1.

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Executed as a Deed                       )
by Benjamin Blackden                     )  Benjamin Blackden
in the presence of:                      )  Adele Thorpe

Signature of witness:

Name:                                    Adele Thorpe

Address:                                 Wilton Cottage, Puers Lane, Jordans,
                                         Bucks, HP9 2TE

Occupation:                              Company Secretary


Executed as a Deed                       )
(but not delivered until the date        )
appearing at the head of page 1)         )
by Professional Staff Group plc          )
acting by:                               )

Andrew Dixey                             Director

Adele Thorpe                             Director/Secretary

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                             CHAIRMAN 'S SERVICE AGREEMENT

                             (1)    Professional Staff plc

                             (2)    Benjamin Blackden

                             Dated: 29th March 2001

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                                    CONTENTS

1. Definitions and interpretation............................................  1
2. Appointment...............................................................  3
3. Term......................................................................  4
4. Duties of the Chairman....................................................  4
5. Hours of work.............................................................  4
6. Principal place of work...................................................  4
7. Salary....................................................................  4
8. Expenses..................................................................  5
9. Benefits..................................................................  5
10. Holidays.................................................................  5
11. Sickness or injury.......................................................  6
12. Termination of and suspension from Employment............................  6
13. Obligations during Employment............................................  9
14. Change of Control........................................................ 12
15. Obligations after Employment............................................. 14
16. Disciplinary and Grievance procedure..................................... 15
17. Collective Agreements.................................................... 15
18. Deductions............................................................... 15
19. General.................................................................. 15
20. Notices.................................................................. 16
21. Governing law and jurisdiction........................................... 16

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This Agreement is made the 29th day of March 2001

BETWEEN:

(1) Professional Staff Group plc whose registered office is at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire, SL3 6EZ ("the Company"); and

(2) Benjamin Blackden ("the Chairman") of Cranford, Layters Way, Gerrards Cross, Bucks, SL9 7 QZ.

It is agreed as follows:

1.      Definitions and interpretation

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

        "Agreement"                 this Agreement (including any schedule or
                                    annexure to it and any document referred to in it or in agreed form);

        "Board" the board of directors of Professional Staff Plc from time to time and includes any committee of the Board duly appointed by it;

        "Businesses"                The provision of recruitment services to
                                    specialised industries or other commercial activity which is carried on by any Group
                                    Company, or which any Group Company shall have determined to carry on with a view to profit in the immediate or foreseeable future and with which the Chairman is materially concerned during the course of his appointment;

        "Chief Executive"           the Chief Executive of Professional Staff
                                    plc from time to time who currently is
                                    Andrew Dixey;

        "Company Invention"         any improvement, invention or discovery made
                                    by the Chairman which in accordance with
                                    Section 39, Patents Act 1977 is the property of the Company;

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        "Confidential               any trade secrets or other information which
         Information"               is confidential, commercially sensitive and
                                    is not in the public domain relating or
                                    belonging to any Group Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of any Group
                                    Company, lists or details of clients,
                                    potential clients or suppliers or the
                                    arrangements made with any client or
                                    supplier and any information in respect of which any Group Company owes an obligation of confidentiality to any third party;

        "Customer"                  any person:

                                    (a)  with whom or which the Chairman has
                                         dealt or of whom or of which he has
                                         knowledge by virtue of his Duties in
                                         the 6 months preceding the Termination
                                         Date; and

                                    (b)  either:

                                         (i)   who or which shall at the
                                               Termination Date be negotiating
                                               with any Group Company for the
                                               provision of any Restricted
                                               Services; or

                                         (ii)  to whom or which any Group
                                               Company shall at any time during
                                               the period of 6 months prior to
                                               the Termination Date have
                                               supplied Restricted Services;

        "Duties" the duties of the Chairman as set out in clause 4;

        "Employment"                the Chairman's employment under this
                                    Agreement;

        "Group Companies"           The  Company, its subsidiaries or subsidiary
                                    undertakings, any holding company or parent undertaking and any subsidiary or subsidiary undertaking of any holding company or parent undertaking and "Group Company" means any of them;

        "Material Interest"         (a)  the holding of any  position (whether
                                         employed or engaged) or provision of
                                         services as director, officer,
                                         employee, consultant, adviser, partner,
                                         principal, agent or volunteer;

                                    (b)  the direct or indirect control or
                                         ownership (whether jointly or alone) of
                                         any shares (or any voting rights
                                         attached to them) or debentures save
                                         for the ownership for investment
                                         purposes only of not more than 5 per
                                         cent of the issued ordinary shares of
                                         any company whose shares are listed on
                                         any Recognised Investment Exchange; or

                                    (c)  the direct or indirect provision of any
                                         financial assistance;

        "Recognised Investment      as defined in Section 207 Financial Services
         Exchange"                  Act 1986 and Nasdaq or any similar or
                                    comparable exchange;

        "Restricted                 Services" services of a kind which  have
                                    been provided by any Group Company in the ordinary course of the Businesses at any time during the 6 months preceding the Termination Date and with which provision the Chairman was materially concerned;

        "Termination Date"          the date on which the Employment terminates.

2.      APPOINTMENT

        The Company appoints the Chairman as Chairman of the Company on the terms set out in this Agreement.

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3.      TERM

3.1 The Employment commences on 1 April 2001 and, unless terminated in accordance with clause 12, shall continue until 31 March 2002 on which date this Agreement shall terminate.

3.2 The Chairman's previous employment with the Company shall be treated as part of the Chairman's continuous period of employment, which accordingly began on 1 April 1990.

4.      DUTIES OF THE CHAIRMAN

4.1 The Chairman shall not have an executive role or authority but shall carry out the normal duties tasks and responsibilities imposed by law together with the specific functions and duties listed in Schedule 1 and which may be varied from time to time by the Board.

4.2     The Chairman shall at all times during the Employment:

        (a)     perform the Duties faithfully and diligently;

        (b) use best endeavours to promote the interests of the Company and any Group Company and shall not do or willingly permit to be done anything which is harmful to those interests; and

5.      HOURS OF WORK

5.1 The Chairman shall be required to work one day a week at such times as are agreed with the Chief Executive.

6.      PRINCIPAL PLACE OF WORK

6.1 The Chairman's principal place of work shall be at the Company's offices at Buckland House, Waterside Drive, Langley Business Park, Slough, SL3 6EZ. The Company reserves the right to change the Chairman's principal place of work to any other location within the United Kingdom on giving reasonable prior notice to the Chairman.

6.2 The Chairman shall travel to and work on a temporary basis from such locations within the UK and abroad as the Chief Executive or the Board may reasonably require for the performance of his Duties.

6.3 There is no current requirement, as at the date of this agreement, for the Chairman to work outside the United Kingdom for any consecutive period of one month or more.

7.      SALARY

7.1 The Company shall pay to the Chairman a director's fee of (pound)40,000 per annum which shall accrue from day to day, be payable by equal monthly instalments in arrears, on or about the 27th day of each month and shall include any other fees to which the Chairman is entitled as a director of

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        any Group Company.

8.      EXPENSES

        The Company shall reimburse to the Chairman all expenses reasonably and properly incurred by the Chairman in the performance of the Duties Each expense should be itemised at the end of each month on the form provided, and receipts or other evidence of expenditure should be attached.

9.      BENEFITS

9.1     Insurance benefits

        The Chairman shall be eligible to participate in such of the following insurance schemes as the Company may operate from time to time, subject always to the rules of the relevant scheme:

        (a) private medical expenses insurance scheme providing cover for the Chairman, the Chairman's spouse and dependent children:

        (b) death in service insurance scheme providing life insurance cover equivalent to 4 times the Chairman's salary.

        Details of the Company's current insurance schemes are available from the Company Secretary. The Company shall pay all premiums in respect of the schemes and the Board may, in its absolute discretion, withdraw such schemes or vary their terms and details from time to time.

10.     HOLIDAYS

10.1    The Company's holiday year runs from 1 January to 31 December.

10.2 In addition to public or statutory holidays, the Chairman is entitled to 5 days working days' paid holiday in each holiday year, to be taken at such time or times as are agreed with the Board.

10.3 The Chairman may not, without the consent of the Board carry forward any unused part of the holiday entitlement to a subsequent holiday year. Except on termination of Employment, no payment will be made in lieu of any unused holiday entitlement.

10.4 For the holiday year during which the Employment commences or terminates, the Chairman's entitlement to holiday accrues on a pro rata basis for each complete month of the Employment during that holiday year.

10.5 On termination of the Employment the Chairman shall be entitled to pay in lieu of any outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for calculating the payment and repayment shall be 1/260th of the Chairman's annual fee for each day.

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11.     SICKNESS OR INJURY

11.1 If unable to perform the Duties due to sickness or injury the Chairman shall report this fact as soon as possible on the first working day of incapacity to the Chief Executive or to another member of the Board, and provide, so far as practicable, an expected date of return to work.

11.2 To be eligible for sick pay under clause 11.3, the Chairman must supply the Company with such certification of sickness or injury as the Company may require.

11.3 If, during the Employment, the Chairman shall be absent due to sickness or injury duly certified in accordance with the Company's requirements the Chairman may be paid his full fee for up to 12 weeks' absence in any period of 12 consecutive months and after that, subject to sub-clause 11.4, such remuneration, if any, as the Board shall determine from time to time.

11.4 Any remuneration paid under sub-clause 11.3 shall be inclusive of any Statutory Sick Pay to which the Chairman is entitled or other benefits recoverable by the Chairman (whether or not recovered) which may be deducted from it.

11.5 Any outstanding or prospective entitlement to company sick pay in accordance with clause 11.3, or medical insurance benefits shall not prevent the Company from exercising its right to terminate the Employment in accordance with clause 12.4 nor shall the Company be liable to compensate the Chairman in respect of any such pay or benefit.

11.6 At any time during the Employment, the Chairman shall, at the request and expense of the Company:

        (a) consent to an examination by a doctor to be selected by the Company; and

        (b) authorise this doctor to disclose to and discuss with the Company's medical adviser, or other nominated officer of the Company, the results of or any matter arising out of this examination.

12.     TERMINATION OF AND SUSPENSION FROM EMPLOYMENT

12.1    Immediate dismissal

        The Company may by written notice terminate the Employment without notice or pay in lieu of notice if the Chairman:

        (a) commits a material breach of the terms and conditions of this agreement or repeats or continues (after a written warning) any other breach of such terms and conditions, including any failure to carry out the Duties efficiently, diligently or competently;

        (b)     commits any act of gross misconduct or is guilty of any conduct

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                which may in the reasonable opinion of the Board, bring any
                Group Company into disrepute or is calculated or likely prejudicially to affect the interests of any Group Company, whether or not the conduct occurs during or in the context of the Employment;

        (c) is convicted of any criminal offence punishable with imprisonment (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);

        (d) commits any act of dishonesty relating to any Group Company, any of its employees or otherwise;

        (e) becomes prohibited by law from being a director, is removed from office pursuant to the Company's articles of association, or, except at the request of the Company or pursuant to clause 11.7, resigns as a director;

        (f) becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983 so that in the opinion of the Board he is unable to perform the Duties; or

        (g) becomes bankrupt or makes any arrangement or composition with his creditors generally.

12.2    Suspension

        In order to investigate a complaint against the Chairman of misconduct the Board may suspend the Chairman on full pay for so long as may be necessary to carry out a proper investigation and hold any appropriate disciplinary hearing.

12.3    Dismissal due to ill-health

        (a) Notwithstanding clauses 9.1 and 11.3, if the Chairman is incapable of performing the Duties due to ill health or accident for a period or periods aggregating at least 3 months in any period of 12 months the Company may, by not less than 1 months' prior written notice given at any time whilst such incapacity continues and subject to sub-clause (b), terminate the Employment.

        (b) Upon termination of Employment under this sub-clause the Chairman shall cease to be entitled to any payment under sub-clause 11.3 or any other provision of this Agreement.

12.4    Pay in lieu

        On serving notice for any reason to terminate the Employment or at any time during the currency of the notice the Board may elect (but shall not be obliged) to terminate the Employment with immediate effect by notifying the Chairman in writing that the Employment is

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        being terminated pursuant to this clause and undertaking, to pay to the
        Chairman a sum equivalent to the Chairman's salary for the unexpired portion of the Chairman's contractual notice entitlement. The Company will pay the salary due and payable under this sub-clause (subject to deduction of tax and national insurance contributions at source) within 14 days after serving notice of immediate termination under this clause

12.5    Garden leave

        (a) After notice to terminate the Employment has been given by the Chairman or the Company, the Board may for all or part of the duration of the notice period in its absolute discretion:

                (i) require the Chairman to perform only such duties (including without limitation research projects) as it may allocate to the Chairman;

                (ii)    require the Chairman not to perform any of the Duties;

                (iii) require the Chairman not to have any contact with clients of any Group Company;

                (iv) require the Chairman not to have any contact with such employees or suppliers of any Group Company as the Board shall determine;

                (v) require the Chairman to disclose any attempted contact with him made by any client, employee or supplier with whom the Chairman has been required to have no contact pursuant to this clause;

                (vi) require the Chairman to take any accrued holiday entitlement or prohibit the Chairman from taking any accrued holiday entitlement except with the prior written approval of the Chief Executive; and

                (vii) exclude the Chairman from any Group Company premises and/or require the Chairman not to visit the premises of the suppliers or customers of any Group Company provided always that throughout the period of any such action and subject to the other provisions of this Agreement the Chairman's salary and contractual benefits shall not cease to accrue or be paid.

        (b) The Chairman acknowledges that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Chairman have any claim against any Group Company in respect of any such action and the Chairman agrees to remain bound by the implied duty of fidelity and good faith.

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        (c)     During any such period of garden leave the Chairman shall remain readily contactable and available to work for the Company.
                Should the Chairman fail to be available for work at any time having been requested by the Company to do so, the Chairman's right to salary and contractual benefits in respect of such period of non-availability shall be forfeit notwithstanding any other provision of this Agreement.

12.6    Effect of termination

        On the Termination Date or (if earlier) at any time after notice is given by the Company or the Chairman to terminate the Employment, the Chairman shall, at the request of the Company:

        (a) resign (without prejudice to any claims which he may have against the Company arising out of the Employment or its termination) from all and any offices which he may hold as a director of any Group Company and from all other appointments or offices which he holds as nominee or representative of any Group Company; and

        (b) transfer without payment to the Company or as the Company may direct any shares held by him for the purposes only of fulfilling any requirement in the Company's articles of association that a director holds shares in the Company and any shares in any Group Company held by him on trust for any Group Company and if he should fail to do so within 7 days the Company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s).

13.     OBLIGATIONS DURING EMPLOYMENT

13.1    Inventions

        (a) The Chairman shall promptly disclose to the Company full details including, without limitation, any and all computer programs, photographs, plans, records, drawings and models, of any know-how, technique, process, improvement, invention or discovery (whether patentable or not) which the Chairman (whether alone or with any other person) makes, conceives, creates, develops, writes, devises or acquires at any time during the Employment and which relates or which could relate, directly or indirectly, to the Businesses.

        (b) If the know-how, technique, process, improvement, invention or discovery is a Company Invention, the Chairman shall (to the extent that it does not automatically vest in the Group Company by operation of law) hold it in trust for the Group Company and, at the request and expense of the Group Company, do all things necessary or desirable (including entering into any agreement that

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                the Group Company reasonably requires) to enable the Group
                Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

        (c) If the know-how, technique, process, improvement, invention or discovery is not a Company Invention, the Group Company shall treat all information disclosed to it by the Chairman as confidential property of the Chairman.

        (d) The patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

13.2    Copyright etc

        (a) The Chairman shall promptly disclose to the Group Company all works including, without limitation, all copyright works or designs originated, conceived, developed, written or made by the Chairman alone or with others during the Employment which relate, or could relate, to the Businesses and shall (to the extent that they do not automatically vest in the Group Company by operation of law) hold them in trust for the Group Company until such rights have been fully and absolutely vested in the Group Company.

        (b) The Chairman assigns to the Company by way of future assignment (to the extent not already vested in the Group Company by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written, developed or made by the Chairman alone or with others during the Employment which relate, or could relate, to the Businesses.

        (c) The Chairman irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on the Chairman by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any work the rights in which are vested in the Group Company whether by sub-clause
                (b) or otherwise.

        (d) The Chairman shall, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires to vest the rights referred to in this clause in the Company) to substantiate the rights of the Company under sub-clauses (b) and
                (c).

13.3    Power of attorney

        The Chairman irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do

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        all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of sub-clause 12.1(b) and 12.2(b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls within the authority conferred by this paragraph shall be conclusive evidence that such is the case so far as any third party is concerned.

13.4    Share dealings etc

        The Chairman shall comply, where relevant, with every rule of law, every requirement of the London Stock Exchange Plc, Nasdaq, and the United States Securities and Exchange Commission and every regulation of the Company from time to time in force relating to dealings in shares, debentures or other securities of any Group Company and, in relation to overseas dealings, the Chairman shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

13.5 The Chairman shall not (and shall procure so far as he is able that his spouse and children shall not) deal or become or cease to be interested (within the meaning of Part I, Schedule 13, Companies Act 1985) in any securities of the Company without complying with any Company rules or guidelines from time to time relating to securities transactions by directors.

13.6    Conflict of interest

        (a)     During the Employment, the Chairman shall not:

                (i) directly or indirectly disclose to any person or use other than for any legitimate purposes of any Group Company any Confidential Information;

                (ii) without the Board's prior written permission hold any Material Interest in any person which:

                        (A) is or shall be wholly or partly in competition with any of the Businesses;

                        (B) impairs or might reasonably be thought by the Company to impair the Chairman's ability to act at all times in the best interests of any Group Company; or

                        (C) requires or might reasonably be thought by the Company to require the Chairman to disclose or make use of any Confidential Information in order properly to discharge the Chairman's duties to or to further the Chairman's interest in that person;

                (iii) at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or

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                        interested in any capacity whatsoever in any business or
                        venture which is in or is intended to enter into competition with any of the Businesses;

                (iv) at any time make any untrue or misleading statement in relation to any Group Company;

                (v) directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by the Chairman) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any company rules or guidelines from time to time and if the Chairman or any person in which the Chairman holds any Material Interest shall obtain any such discount, rebate, commission or inducement, the Chairman shall immediately account to the Company for the amount so received.

        (b) The Chairman shall, at any time during the Employment or following its termination at the request of any Group Company return to the relevant Group Company or, at the relevant Group Company's request, shall destroy:

                (i) any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) relating to any Group Company's business created by, in the possession of or under the control of the Chairman; and

                (ii) any other property of any Group Company in his possession or under his control.

        (c) The Chairman shall not make or keep or permit any person to make or keep on his behalf any copies or extracts of the items referred to in sub-clause (b) (i) in any medium or form.

14.     CHANGE OF CONTROL

14.1 A person has "Control" of a company if he holds, directly or indirectly, shares which, together with shares held by any persons acting in concert with him, carry 50% or more of the voting rights of that company and "Change in Control" shall be construed accordingly. In the event of a hostile take-over offer being made to acquire all the shares with voting rights in the Company within 12 months of the date of this Agreement, then a Change of Control shall be deemed to have taken place on the announcement by or on behalf of the hostile offeror (who must also be a hostile offeror on the date of such announcement) that such offer is or has become unconditional in all respects. This clause 14 will not apply in the event of a Change of

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        Control which is recommended to shareholders by a majority of the Board.

14.2 If, at any time during the period of 6 months following a hostile offer becoming unconditional in all respects ("the Operative Period"), the Chairman is either dismissed by the Company or the Chairman serves notice in writing on the Company of his election to treat the Change of Control as a breach of this Agreement before the expiry of the Operative Period ("Special Notice"), then the Company shall pay to the Chairman on the date on which either the Chairman is served with notice of dismissal by the Company or the Chairman serves a Special Notice, by way of liquidated damages a sum equal to 2 years' salary ("the Severance Payment"). The Severance Payment shall be the only payment which the Company shall make to the Chairman as compensation for the termination of his employment and for the termination of any office which he holds in any Group Company. If a Special Notice is not served by the Chairman within the Operative Period, the Chairman shall be deemed to have waived any breach of this Agreement pursuant to this clause 14 and shall have no right or entitlement to the Severance Payment.

14.3 The payments to be made to the Chairman pursuant to this clause 14 shall be subject to such deductions as the Company is obliged to make by law. In the event of the Chairman becoming entitled to receive the Severance Payment as provided for in this clause 14 the Chairman hereby agrees that he shall not be entitled to any further or additional compensation of any kind whatsoever and, in the event of payment being made to the Chairman under this clause 14, waives, releases and discharges any and all such rights and claims which the Chairman may have against any Group Company under this Agreement or arising as a consequence of its termination.

14.4 In the event of payment being made to the Chairman under this clause 14, the Chairman shall resign forthwith from all office holdings and at the request of the Company enter into a written compromise agreement with the Company which meets the requirements of section 203 of the Employment Rights Act 1996 (as modified or re-enacted) and which compromises in full and final settlement on the basis of the Severance Payment made under this clause 14 all or any statutory or contractual claims which the Chairman has or may have against the Company or any Group Company arising from this Agreement save for any claims in respect of the Chairman's accrued pension rights and any claim for personal injury.

14.5 A Special Notice shall be of no effect if served at a time when the Chairman has committed or is under investigation for acts or omissions which would entitle the Company to dismiss the Chairman instantly pursuant to sub- clause 12.1.

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15.     OBLIGATIONS AFTER EMPLOYMENT

        In consideration of the Chairman's continued Employment under this
        Agreement:

15.1 The Chairman shall not directly or indirectly for the period of 6 months after the Termination Date be engaged on his own account or in the capacity of employee, officer, consultant, adviser, partner, principal or agent in any business or venture which:

        (a) is or shall be in competition with any of the Businesses with which the Chairman has been concerned or involved to any material extent during the 12 months preceding the Termination Date; or in relation to which the Chairman at the Termination Date possesses confidential information; or

        (b) requires or might reasonably be thought by the Company to require the Chairman to disclose or make use of any Confidential Information in order properly to discharge the Executive's duties to or to further the Chairman's interest in that person.

15.2 The Chairman shall not directly or indirectly, whether on the Chairman's own behalf or on behalf of another person:

        (a) for the period of 6 months after the Termination Date accept orders for any Restricted Services from any Customer; or

        (b)     for the period of 6 months after the Termination Date:

                (i) seek, canvass or solicit any business, orders or custom for any Restricted Services from any Customer;

                (ii) solicit or entice away or seek to entice away from any Group Company any person who is and was at the Termination Date or during the period of 12 months preceding the Termination Date, employed or engaged by the relevant Group Company in any of the Businesses in a senior managerial, technical, supervisory, sales or marketing capacity and was a person with whom the Chairman dealt in the course of the Duties

        (c)     at any time after the Termination Date:

                (i) induce or seek to induce by any means involving the disclosure or use of Confidential Information any Customer to cease dealing with any Group Company or to restrict or vary the terms upon which it deals with the relevant Group Company;

                (ii) be held out or represented by the Chairman or any other person, as being in any way connected with or interested in any Group Company; or

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                (iii)   disclose to any person, or make use of any Confidential
                        Information.

15.3    Undertakings

        The Chairman has given the undertakings contained in this clause 15 to the Company as trustee for itself and for each Group Company in the business of which the Chairman shall be involved or concerned to a material extent during the Employment. The Chairman will at the request and cost of the Company enter into direct undertakings with any such Group Company which correspond to the undertakings in clause 15.

16.     DISCIPLINARY AND GRIEVANCE PROCEDURE

16.1 There are no specific disciplinary rules or procedures applicable to the Chairman. Any matters concerning the Chairman's unsatisfactory conduct or performance will be dealt with by the Chief Executive. An appeal against any disciplinary procedure should be made by the Chairman in writing to the Board, whose decision will be final.

16.2 If the Chairman has any grievance relating to his Employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chief Executive and if the grievance is not resolved by discussion with him it will be referred for resolution to the Board, whose decision shall be final.

17.     COLLECTIVE AGREEMENTS

        There are no collective agreements which affect the terms and conditions of the Chairman's employment.

18.     DEDUCTIONS

        The Chairman consents to the deduction at any time from any salary or other sum due from the Company to the Chairman including any payment on termination of employment, of any sum owed by the Chairman to the Company.

19.     GENERAL

19.1 This Agreement sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understandings or arrangements (oral or written) in respect of the employment or engagement of the Chairman by the Company. No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

19.2 No term in this Agreement is enforceable pursuant to the contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

19.3 The Chairman consents to the holding and processing by the Company (or any Group Company) of personal data (including, where appropriate,

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        sensitive personal data) relating to the Chairman for the purposes of personnel and pensions administration, employee management or compliance with any laws or regulations applicable to any Group Company.

20.     NOTICES

        Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be hand delivered, or sent by prepaid first class post or facsimile, with a confirmatory copy sent by prepaid first class post to, in the case of the Chairman, the Chairman's last known residential address or, in the case of the Company, the Company Secretary at the Company's registered office.

21.     GOVERNING LAW AND JURISDICTION

        This Agreement shall be governed by and construed in accordance with English law.

This Agreement has been signed on the date appearing at the head of page 1.

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                                                                  CONFORMED COPY

                                   Schedule 1

                               Duties of Chairman

        (a) to attend monthly board meetings on dates to be notified to you in advance;

        (b) to attend the Company's annual general meeting to be held each year ;

        (c) to attend any extraordinary general meetings or emergency board meetings which might be called from time to time;

        (d) to overview the performance of the Company and, on behalf of the Board, to be the individual to whom the Chief Executive reports;

        (e) in the initial stages particularly, to help the Chief Executive assimilate the dynamics of the staffing and recruitment industries. In the initial period also, to inform the Chief Executive of all aspects of trading, operations, markets, competitive position and management of the operating companies, as well as (with the Group Finance Director) their past, current and projected performance;

        (f) to act as guide, mentor, adviser and counsel to the Chief Executive, to act as 'sounding board' and to act in these capacities in such a way as to ensure the successful development of strategy and its successful execution through a successful Chief Executive;

        (g) to chair board meetings and, through the Chief Executive and his staff, to ensure that corporate governance is maintained to best practice, including composition of the Board and establishment and role of Board committees;

        (h) to liaise with all the independent directors and to assist them in their understanding of the Company, its strategy and its operating performance. To chair the Annual General Meeting and any Extraordinary General Meetings of Shareholders;

        (i) to assist the Chief Executive and Group Finance Director in presenting the Company to its shareholders and, as necessary, to its professional advisers and other interested parties;

        (j) to establish and maintain contacts within the wider context for the benefit of the Company: the public and private staffing and recruitment industries; industry bodies and institutions; City and other relevant institutions. To be available at the request of the Chief Executive for any and all such contacts as may be

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                initiated and/or desired by him;

        (k) to discuss the performance of the Company with the Chief Executive monthly;

        (l) to ensure that the Chief Executive has at all times clear authority and terms of reference and, insofar as possible, that the Chief Executive has the necessary facilities and resources to execute his terms of reference;

        (m) to report to the independent directors on the progress and performance of the Chief Executive;

        (n) to carry out such other functions and duties as may be required of you from time to time.

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Executed as a Deed                      )
by Benjamin Blackden                    )   Benjamin Blackden
in the presence of:                     )   Adele Thorpe

Signature of witness:

Name:                                       Adele Thorpe

Address:                                    Wilton Cottage, Puers Lane, Jordans,
                                            Bucks, HP9 2TE

Occupation:                                 Company Secretary


Executed as a Deed                      )
(but not delivered until the date       )
appearing at the head of page 1)        )
by Professional Staff Group plc         )
acting by:                              )


Andrew Dixey                            Director

Adele Thorpe                            Director/Secretary

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                                                                  CONFORMED COPY

                             CONSULTANCY AGREEMENT

                             (1)  Benjamin Blackden

                             (2)  Professional Staff plc


                             Dated: 29th March 2001

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                                                                  CONFORMED COPY

                                    CONTENTS

1.   Definitions and interpretation..........................................  1
2.   Appointment.............................................................  4
3.   Term of appointment.....................................................  4
4.   Consultancy services....................................................  4
5.   Commitment..............................................................  5
6.   Fee.....................................................................  5
7.   Termination of appointment..............................................  6
8.   Change of Control.......................................................  6
9.   Acknowledgement by the Consultant.......................................  7
10.  Obligations.............................................................  8
11.  Nature of consultancy................................................... 11
12.  Office facilities....................................................... 11
13.  General................................................................. 11
14.  Notices................................................................. 13
15.  Governing law and jurisdiction.......................................... 13

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This Agreement is made the 29th day of March 2001

BETWEEN:

(1) Professional Staff plc whose registered office is at Buckland House, Waterside Drive, Langley Business Park, Slough, Berkshire SL3 6EZ ("the Company"); and

(2) Benjamin Blackden of Cranford, Layters Way, Gerrards Cross, Buckinghamshire SL9 7QZ ("the Consultant").

It is agreed as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words shall have the following meaning:

        "this Agreement"            this Agreement (including any schedule or
                                    annexure to it and any document in agreed
                                    form);

        "the Board"                 the board of directors of the Company from
                                    time to time and includes any committee of the board of directors duly appointed by it;

        "Business day"              a day (other than a Saturday or a Sunday) on
                                    which clearing banks are open for business in the City of London;

        "Businesses"                all and any trades or other commercial
                                    activities of the Group:

                                    (a)  with which the Consultant shall have
                                         been concerned or involved to any
                                         material extent at any time during its
                                         engagement by the Consultant;

                                    (b)  which any Group Company shall at the
                                         Termination Date have determined to
                                         carry on with a view to profit in the
                                         immediate or foreseeable future and in
                                         relation to which the Consultant shall
                                         at the Termination Date possess any
                                         Confidential Information;

        "Company Invention"         any improvement, invention or discovery

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                                    made by the Consultant which applying the
                                    provisions of Section 39, Patents Act 1977 in the determination of ownership is, as between the parties, the property of the Company;

        "Confidential               all and any Corporate Information, Marketing
         Information"               Information, Technical Information and other
                                    information (whether or not recorded in
                                    documentary form or on computer disk or
                                    tape) to which any Group Company attaches an equivalent level of confidentiality or in respect of which it owes an obligation of confidentiality to any third party:

                                    (a)  which the Consultant shall acquire at
                                         any time during its engagement by the
                                         Company but which does not form part of
                                         the Consultant's own stock in trade;
                                         and

                                    (b)  which is not readily ascertainable to
                                         persons not connected with any Group
                                         Company either at all or without a
                                         significant expenditure of labour,
                                         skill or money;

        "Corporate                  all and any information (whether or not
         Information"               recorded in documentary form or on computer
                                    disk or tape) relating to the business
                                    methods, corporate plans, management
                                    systems, finances, new business
                                    opportunities or research and development projects of the Group;

        "the Group"                 the group of companies comprising every
                                    Group Company;

        "Group Companies"           the Company, its Subsidiaries, any Holding
                                    Company and any Subsidiary of any such
                                    Holding Company and "Group Company" means any of them;

        "Holding Company"           any holding company within the meaning of
                                    Section 736, Companies Act 1985 and any
                                    parent undertaking within the meaning of
                                    Section 258, Companies Act 1985 from time to time;

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        "Marketing                  all and any information (whether or not
         Information"               recorded in the documentary form or on a
                                    computer disk or tape) relating to the
                                    marketing or sales of any past, present or future product or service of the Group;

        "Material Interest"         (a)  the holding of any position as
                                         director, officer, employee,
                                         consultant, adviser, partner, principal
                                         or agent;

                                    (b)  the direct or indirect control or
                                         ownership (whether jointly or alone) of
                                         any shares (or any voting rights
                                         attached to them) or debentures save
                                         for the ownership for investment
                                         purposes only of not more than 3 per
                                         cent of the issued ordinary shares of
                                         any company whose shares are listed on
                                         any Recognised Investment Exchange; or

                                    (c)  the direct or indirect provision of any
                                         financial assistance;

        "Recognised                 shall bear the meaning attributed to it
         Investment                 under Section 207, Financial Services Act
         Exchange"                  1986 and Nasdaq or any similar or comparable
                                    exchange;

        "Services"                  the consultancy services of the Consultant
                                    to be provided under this Agreement;

        "Subsidiaries"              any subsidiaries within the meaning of
                                    Section 736, Companies Act 1985 and any
                                    subsidiary undertakings within the meaning of Section 258, Companies Act 1985 from time to time, and "Subsidiary" means any of them;

        "Technical                  all and any trade secrets, secret formulae,
         Information"               processes, inventions, designs, know-how
                                    discoveries, technical specifications and other technical information (whether or not recorded in documentary form or on computer disk or tape) relating to the creation, production or supply of any past, present or future product or service

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                                    of the Group; and

        "Termination Date"          the date on which the Consultant shall cease
                                    to be engaged by the Company in any of the Businesses.

1.2     In this Agreement, unless the context otherwise requires:

        (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

        (b)     a reference to a statute or statutory provision includes:

                (i) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it;

                (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and

                (iii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

        (c) a reference to clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear; and

        (d) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement.

2.      APPOINTMENT

        The Company agrees to engage the Consultant and the Consultant agrees to provide the Services to the Company for the purposes of the Businesses on the terms and subject to the conditions set out below.

3.      TERM OF APPOINTMENT

        The Consultant shall be engaged by the Company (subject as provided) in this Agreement with effect from 1 April 2001 until 31 March 2003.

4.      CONSULTANCY SERVICES

        The Consultant shall advise and assist the Company in all aspects of its Businesses and shall carry out such specific tasks as may be assigned to him by the Chief Executive or by the Board.

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4.1     The Consultant may be required, in pursuance of his obligations under this Agreement, to provide his Services not only to the Company but also to other Group Companies.

4.2 The Consultant shall keep the Board fully informed at all times of progress on projects on which the Consultant is engaged from time to time.

5.      COMMITMENT

5.1 The Consultant shall provide a minimum of 50 days of Services per year as and when requested by the Company and any such additional days of Services as the Company shall from time to time request.

5.2 The Consultant shall at all times give priority to the provision of the Services to the Company over all other services or business activities undertaken by the Consultant.

5.3 If the Consultant shall be prevented by illness or injury from performing the Services, the Consultant shall report this fact as soon as possible and, if practicable, by 10.00 am on the first day of incapacity to the Company and, in the case of an absence of uncertain duration, shall keep the Company informed of the reason for its continued absence and of its expected duration. If the absence through illness or injury continues for more than 7 consecutive calendar days the Consultant shall provide the Company with a doctor's certificate for each week of its continued absence.

6.      FEE

6.1 The Company shall pay to the Consultant in consideration of the provision of the Services a fee of (pound)1,000 per day (exclusive of Value Added Tax) together with all hotel, travelling, entertainment and other out of pocket expenses (other than those incurred in respect of all payments made by the Consultant for its overhead expenses) reasonably and properly incurred by the Consultant in the provision of the Services subject to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require, and to be payable in arrears in accordance with sub-clause 6.3.

6.2 Any credit card or charge card supplied to the Consultant by the Company shall be used solely for expenses incurred by it in carrying out its duties under this Agreement.

6.3 The Consultant shall render monthly invoices to the Company in respect of the fees and expenses payable in accordance with sub-clause 6.1 and, where the Consultant is registered for VAT, any VAT payable shall be shown separately on such invoices. The amounts so invoiced shall be payable by the Company within 14 days of the date of invoice

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        and the Company shall not account to the Consultant for any fees or expenses save on receipt of such invoices. All fees shall be payable to the Consultant without deductions of any kind.

6.4 Without prejudice to the generality of the provisions of this clause any payment made by the Company to the Consultant under this Agreement shall be without prejudice to any claims which the Company may have against the Consultant and shall not constitute any admission by the Company as to the performance by the Consultant of its obligations under this Agreement.

7.      TERMINATION OF APPOINTMENT

        Notwithstanding any other provision of this Agreement, should the
        Consultant:

        (a) fail or neglect efficiently and diligently to comply with the terms of this Agreement or be guilty of any material or persistent breach or non-observance of any of the provisions of this Agreement; or

        (b) be guilty of any other conduct calculated or likely to affect prejudicially the interests of the Company or its subsidiaries then the Company may by written notice to the Consultant forthwith terminate this Agreement, provided that any such termination shall be without prejudice to any other rights or remedies of the Company.

8.      CHANGE OF CONTROL

8.1 A person has "Control" of a company if he holds, directly or indirectly, shares which, together with shares held by any persons acting in concert with him, carry 50% or more of the voting rights of that company and "Change in Control" shall be construed accordingly. In the event of a hostile take-over offer being made to acquire all the shares with voting rights in the Company within 12 months of the date of this Agreement, then a Change of Control shall be deemed to have taken place on the announcement by or on behalf of the hostile offeror (who must also be a hostile offeror on the date of such announcement) that such offer is or has become unconditional in all respects. This clause 8 will not apply in the event of a Change of Control which is recommended to shareholders by a majority of the Board.

8.2 If, at any time during the period of 6 months following a hostile offer becoming unconditional in all respect ("The Operative Period"), the Consultant is either dismissed by the Company or the Consultant severs notice in writing on the Company of his election to treat the Change of Control as a breach of this Agreement before the expiry of the Operative Period ("Special Notice"), then the Company shall pay

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        to the Consultant on the date on which either the Consultant is served with notice of dismissal by the Company or the Consultant serves a Special Notice, by way of liquidated damages a sum equal to 2 years' fees ("the Severance Payment"). The Severance Payment shall be the only payment which the Company shall make to the Consultant as compensation for the termination of his consultancy. If a Special Notice is not served by the Consultant within the Operative Period, the Consultant shall be deemed to have waived any breach of this Agreement pursuant to this clause 8 and shall have no right or entitlement to the Severance Payment.

8.3 The payments to be made to the Consultant pursuant to this clause 8 shall be subject to such deductions as the Company is obliged to make by law. In the event of the Consultant becoming entitled to receive the Severance Payment as provided for in this clause 8 the Consultant hereby agrees that he shall not be entitled to any further or additional compensation for the termination of his consultancy and, in the event of payment being made to the Consultant under this clause 8, waives, releases and discharges any and all such rights and claims which the Consultant may have against any Group Company under this Agreement or arising as a consequence of its termination.

8.4 In the event of payment being made to the Consultant under this clause 8, the Consultant shall at the request of the Company enter into a written compromise agreement with the Company which meets the requirements of section 203 of the Employment Rights Act 1996 (as modified or re-enacted) and which compromises in full and final settlement on the basis of the Severance Payment made under this clause 8 all or any statutory or contractual claims which the Consultant has or may have against the Company or any Group Company arising from this Agreement save for any claims in respect of the Consultant's position as Chairman, accrued pension rights and any claim for personal injury.

8.5 A Special Notice shall be of no effect if served at a time when the Consultant has committed or is under investigation for acts or omissions which would entitle the Company to terminate this Agreement instantly pursuant to clause 7.

9.      ACKNOWLEDGEMENT BY THE CONSULTANT

        The Consultant acknowledges that:

        (a) each Group Company possesses a valuable body of Confidential Information;

        (b) the Company will give him access to Confidential Information in order that he may carry out the duties of its appointment;

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        (c)     the duties of its appointment include, without limitation, a duty of trust and confidence and a duty to act at all times in the best interests of the Group; and

        (d) the disclosure of any Confidential Information to any customer or actual or potential competitor of any Group Company would place such company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Businesses.

10.     OBLIGATIONS

10.1    Inventions

        (a) If at any time during his engagement the Consultant (whether alone or with any other person or persons) makes any invention which relates either directly or indirectly to the Businesses of any Group Company, the Consultant shall promptly disclose to the Company full details, including drawings and models, of such invention to enable the Company to determine whether or not it is a Company Invention.

        (b) If the invention is not a Company Invention, the Company shall treat all information disclosed to it by the Consultant as confidential property of the Consultant.

        (c) If the invention is a Company Invention, the Consultant shall (to the extent that it does not automatically vest in the Company by operation of law) hold it in trust for the Company and, at the request and expense of the Company, do all things necessary or desirable to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

        (d) Decisions as to the patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

        (e) The Consultant irrevocably appoints the Company to be his attorney in his name and on his behalf to execute documents, to use the Consultant's name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provision of paragraph(c) and a certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that such is the case so far as any third party is concerned.

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10.2    Copyright etc

        (a) The Consultant shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others (except only those works originated, conceived, written or made by him wholly outside his normal working hours which are wholly unconnected with his engagement) and shall (to the extent that they do not automatically vest in the Company by operation of law) hold them in trust for the Company until such rights shall be fully and absolutely vested in the Company.

        (b) The Consultant assigns to the Company by way of present and future assignment (to the extent not already vested in the Company by operation of law) all copyright, design right and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written or made by the Consultant (except only those works or designs originated, conceived, written or made by the Consultant wholly unconnected with his engagement) during the period of his engagement by the Company.

        (c) The Consultant irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chapter IV, Part I, Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by paragraph (b) or otherwise.

        (d) The Consultant shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company under paragraphs 9.2(b) and 9.2(c).

10.3    Conflict of interest

        (a) The Consultant agrees that during the currency of this Agreement, he shall:

                (i) abide by any relevant Company policy which may be promulgated from time to time;

                (ii) not without the Company's prior written permissions hold any Material Interest in any person firm or company which:

                        (A) is or shall be in competition with any of the Businesses;

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                        (B)     impairs or might reasonably be thought by the
                                Company to impair his ability to act at all times in the best interests of the Company; or

                        (C) requires or might reasonably be thought by the Company to require him to disclose any Confidential Information in order properly to discharge his duties to or to further his interest in such person, firm or company;

                (iii) not directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by him) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any Company rules or guidelines from time to time and if he or any firm or company in which he holds any Material Interest shall obtain any such discount, rebate, commission or inducement, he or it shall immediately account to the Company for the amount so received;

                (iv) not without the prior authority of the Company remove from the Company premises or copy or allow others to copy the contents of any document, computer disk, tape or other tangible item which contains any Confidential Information or which belongs to any Group Company;

                (v) return to the Company upon request and, in any event, at the Termination Date all documents, computer disks and tapes and other tangible items in his possession or under his control which belong to any Group Company or which contain or refer to any Confidential Information; and

                (vi) if so requested by the Company delete all Confidential Information from any computer or word processor disks, tapes or other re-usable material in its possession or under its control and destroy all other documents and tangible items in his possession or under his control which contain or refer to any Confidential Information.

        (b) The Consultant agrees that he shall not during the currency of this Agreement nor at any time thereafter directly or indirectly disclose or permit to be disclosed on his behalf to any person, firm or company or use other than for any legitimate purposes of any Group Company any Confidential Information or copies, summaries or reproductions in any form provided that this restriction shall cease to apply to Confidential Information which may come into the public domain otherwise than through

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                unauthorised disclosure by the Consultant or through the default of the Consultant.

11.     NATURE OF CONSULTANCY

11.1 Nothing in this Agreement shall render the Consultant an employee, agent or partner of the Company and the Consultant shall not hold himself out as such. The Company shall not be liable for any of the acts or omissions of the Consultant and the Consultant shall not be liable for any of the acts or omissions of the Company. The Consultant shall not pledge the credit of the Company nor sign any document, enter into any agreement or make any undertaking on behalf of the Company.

11.2 The Consultant shall account for any income tax, value added tax and social security contributions to the appropriate authorities.

11.3 Subject to the restrictions and other obligations of the Consultant contained in this Agreement, nothing in this Agreement shall prevent the Consultant from engaging in other consultancy activities or in part-time employment.

12.     OFFICE FACILITIES

        If requested by the Consultant, the Company shall make available to the Consultant an office and such secretarial and other office services as may be necessary for the Consultant to deliver the consultancy services under this Agreement.

13.     GENERAL

13.1    Entire agreement and conflicts

        This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

13.2    Assignment

        This Agreement shall be binding upon and enure for the benefit of the successors in title of the Company but it shall not be assignable by any party without the prior written consent of the other.

13.3    Variation

        No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

13.4    Invalidity

        To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable

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        in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

13.5    Accrued Rights

        The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

13.6    Indemnity

        (a) The Consultant will indemnify the Company from and against all actions, claims, costs, proceedings, expenses, loss or damage (including, without limitation, legal costs):

                (i) in respect of any liability which may arise under the PAYE System (including under sections 203-207 ICTA 1988, or on regulations made under those sections) and any liability for Class 1, or Class 1A National Insurance Contributions; or

                (ii) which may arise directly or indirectly from the unauthorised disclosure or use of the Confidential Information by the Consultant or from any other breach of the terms of this Agreement.

13.7    Releases and waivers

        (a) The rights, powers and remedies conferred on any party by this Agreement and remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

        (b) Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

        (c) No single or partial exercise, or failure or delay in exercising any right, power or remedy by any party shall constitute a waiver by that party of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

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14.     NOTICES

14.1 Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid recorded delivery or facsimile to the address of the party as set out on page 1 of this Agreement or as otherwise notified in writing from time to time.

14.2    A notice shall be deemed to have been served:

        (a)     at the time of delivery if delivered personally;

        (b) 48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address;

        (c) 2 hours after transmission if served by facsimile on a business day prior to 3 pm or in any other case at 10 am on the business day after the date of despatch.

        If the deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at or, in the case of faxes, 2 hours after the opening of business on the next business day of that country.

15.     GOVERNING LAW AND JURISDICTION

15.1 This Agreement shall be governed by and construed in accordance with English law.

15.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

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This Agreement has been signed on the date appearing at the head of page 1

Executed as a Deed by Benjamin Blackden)        Benjamin Blackden
                                       )
                                       )
in the presence of:                    )        Adele Thorpe

Signature of witness:

Name:                           Adele Thorpe

Address:                        Wilton Cottage, Puers Lane, Jordans,
                                Bucks, HP9 2TE

Occupation:                     Company Secretary


Executed as a Deed                     )
(but not delivered until the           )
date appearing at the head             )
of page 1) by Professional Staff       )
Group plc                              )

acting by:                             )        Andrew Dixey

                                                Director

                                       )        Adele Thorpe

                                                Director/Secretary